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                                                                    EXHIBIT 10.5

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                          TRANSITION SERVICES AGREEMENT

                                 BY AND BETWEEN

                            THREE-FIVE SYSTEMS, INC.

                                       AND

                              BRILLIAN CORPORATION

                                 EFFECTIVE AS OF

                                SEPTEMBER 1, 2003

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                                TABLE OF CONTENTS

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                                                                                   PAGE
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SECTION  1 TRANSITION SERVICES................................................       1

     1.1.Provision of Transition Services.....................................       1
     1.2.Additional Services..................................................       1

SECTION  2 COMPENSATION.......................................................       2

     2.1.Charges for Services.................................................       2
     2.2.Reimbursement for Extraordinary Expenses.............................       2
     2.3.Reimbursement for Ancillary Expenses.................................       2
     2.4.Payments.............................................................       2

SECTION  3 OTHER MATTERS......................................................       2

     3.1.Status of Employees..................................................       2
     3.2.Proprietary Information and Rights...................................       2

SECTION  4 INDEMNIFICATION....................................................       3

     4.1.Indemnification by TFS...............................................       3
     4.2.Indemnification by Brillian..........................................       3
     4.3.Procedure for Indemnification........................................       3

SECTION  5 DISPUTE RESOLUTION.................................................       3

     5.1.General..............................................................       3
     5.2.Negotiation..........................................................       3
     5.3.Non-Binding Mediation................................................       3
     5.4.Proceedings..........................................................       4
     5.5.Pay and Dispute......................................................       4

SECTION  6 MISCELLANEOUS......................................................       4

     6.1.Term.................................................................       4
     6.2.Effect of Termination................................................       4
     6.3.Limitation of Liability..............................................       4
     6.4.Standard of Conduct..................................................       5
     6.5.Force Majeure........................................................       5
     6.6.Entire Agreement.....................................................       5
     6.7.Amendment............................................................       5
     6.8.No Third Party Beneficiaries.........................................       5
     6.9.Governing Law........................................................       5
     6.10.    Notices.........................................................       5
     6.11.    Counterparts....................................................       5
     6.12.    Binding Effect and Assignment...................................       5
     6.13.    Severability....................................................       5
     6.14.    Failure or Indulgence and Remedies..............................       6
     6.15.    Authority.......................................................       6
     6.16.    Interpretation..................................................       6
     6.17.    No Joint Venture or Partnership.................................       6
     6.18.    Definitions.....................................................       6
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                                    SCHEDULES

Schedule 1..............   Document Control Services
Schedule 2..............   Legal Matters Administration Services

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                          TRANSITION SERVICES AGREEMENT

                  This Transition Services Agreement (this "Agreement") is entered into as of September 1, 2003, by and between Three-Five Systems, Inc., a Delaware corporation ("TFS"), and Brillian Corporation, a Delaware corporation ("Brillian"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Section 6.18 hereof.

                                    RECITALS

                  WHEREAS, TFS and Brillian are parties to certain agreements including that certain Master Separation and Distribution Agreement, dated as of September 1, 2003 (the "Separation Agreement"); and

                  WHEREAS, as a material inducement to Brillian entering into the Separation Agreement, TFS has agreed to provide, or cause to be provided, certain services to Brillian for a temporary period following the "Separation" pursuant to the Separation Agreement.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth below and in the Separation Agreement, the parties agree as follows:

                                   SECTION  1

                               TRANSITION SERVICES

                  1.1 PROVISION OF TRANSITION SERVICES. TFS shall provide to, or cause to be provided to, Brillian the Transition Services as provided herein. It is understood by the parties that the scope of services to be provided under this Section 1 is expected to be substantially consistent with TFS's recent historical practice in providing the Transition Services to the Microdisplay Business unless otherwise stated in this Agreement. Subject to the limitations contemplated hereby, TFS agrees to provide, or cause to be provided, the Transition Services to Brillian in a manner consistent with the manner TFS has heretofore performed such services for the Microdisplay Business. Without limiting the generality of the Transition Services to be provided by TFS to Brillian as described in the Schedules hereto, the parties agree as follows:

                           (a)      Brillian's independent auditor shall have
the right at Brillian's expense to audit any monthly summary statement; provided, however, that such audit occurs within thirty (30) days after Brillian's receipt of the monthly summary statement. All information provided by TFS to Brillian's auditor shall, at the option of TFS, be subject to a non-disclosure agreement entered into between the auditor and TFS;

                           (b)      TFS shall provide Brillian an electronic
copy of its consolidated corporate financial records produced by TFS for each of fiscal 1999, 2000, 2001, and 2002; and

                           (c)      TFS shall cooperate in good faith with
Brillian with respect to the transition of the employer relationship from TFS to Brillian subsequent to the Separation, Brillian's permit and licensing requirements, and similar transition matters.

                  1.2. ADDITIONAL SERVICES. In the event that Brillian reasonably determines that there are additional services that TFS has historically provided to the Microdisplay Business that are not

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included in the Transition Services, then the parties agree to negotiate in good faith to add such services to the Transition Services on substantially the same terms and conditions as set forth in this Agreement.

                                   SECTION 2
                                  COMPENSATION

                  2.1. CHARGES FOR SERVICES. In consideration for the provision of the Document Control Services provided under Schedule 1 hereunder, Brillian shall pay TFS, not later than the 15th day of each month, $57.00 per man hour. In consideration for the provision of the Legal Matters Administration Services provided under Schedule 2 hereunder, Brillian shall pay TFS, not later than the 15th day of each month, $100 per hour.

                  2.2. REIMBURSEMENT FOR EXTRAORDINARY EXPENSES. It is understood by the parties that all expenses paid or incurred by TFS in the ordinary course of providing the Transition Services are included in the charges for such services described in Section 2.1 above and will not be separately reimbursed by Brillian. In the event that (a) TFS pays or incurs additional out-of-pocket expenses, not in the ordinary course, in providing the Transition Services pursuant to this Agreement, or (b) Brillian requests that TFS perform services outside the current scope of the Transition Services (including any increase in the scope of the Transition Services due to a material increase in Brillian's business), Brillian shall, upon submission of supporting documentation, promptly reimburse TFS for all such reasonable, extraordinary expenses; provided, however, that all such expenses shall be approved in writing in advance by Brillian.

                  2.3. REIMBURSEMENT FOR ANCILLARY EXPENSES. Brillian shall promptly reimburse TFS for any out-of-pocket costs and expenses that TFS incurs on behalf of and at the request of Brillian with respect to telephone, freight, and other outsourced services provided that such costs and expenses are consistent with past practices when TFS performed such telephone, freight, and other services for the Microdisplay Business and TFS provides reasonable supporting documentation.

                  2.4. PAYMENTS. TFS shall deliver to Brillian an invoice and reasonable supporting documentation for all out-of-pocket expenses contemplated by Section 2.2 and Section 2.3.

                                   SECTION 3
                                 OTHER MATTERS

                  3.1. STATUS OF EMPLOYEES. All employees and representatives of TFS providing Transition Services hereunder to Brillian during the term of this Agreement shall be deemed for purposes of all compensation and employee benefits to be employees or representatives solely of TFS or its affiliates and not to be employees or representatives of Brillian or any of its affiliates or to be independent contractors thereof. In performing their respective duties hereunder, all such employees and representatives of TFS or its affiliates shall be under the direction, control, and supervision of TFS (and not of Brillian or its affiliates) and TFS shall have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment, and compensation of such employees and representatives.

                  3.2. PROPRIETARY INFORMATION AND RIGHTS. Each party acknowledges that it possesses and will continue to possess information that belongs to the other, which information has commercial value and is not in the public domain. The proprietary information of each party will be and remain the sole property of such party and its assigns. Each party shall use the same degree of care which it normally uses to protect its own proprietary information to prevent the disclosure to third parties of the other party's proprietary information. Neither party shall make any use of the proprietary information of

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the other, except as contemplated or required by the terms of this Agreement or any other written agreement between the parties. Notwithstanding the foregoing, this Section 3.2 shall not apply to any information that a party can demonstrate
(a) was, at the time of disclosure to it, in the public domain through no fault of such party, (b) was received after disclosure to it from a third party who had a lawful right to disclose such information to it, or (c) was independently developed by the receiving party.

                                   SECTION 4
                                INDEMNIFICATION

                  4.1. INDEMNIFICATION BY TFS. TFS shall indemnify, defend, and hold harmless Brillian and its Subsidiaries, and each of their respective directors, officers, employees, and agents from and against any and all losses incurred or suffered by Brillian or its Subsidiaries in connection with any Action or threatened Action by a third party arising out of or due to any failure to perform, or violation of, any provision of this Agreement that is to be performed or complied with by TFS or its Subsidiaries.

                  4.2. INDEMNIFICATION BY BRILLIAN. Brillian shall indemnify, defend, and hold harmless TFS and its Subsidiaries, and each of their respective directors, officers, employees, and agents from and against any and all losses incurred or suffered by TFS or its Subsidiaries in connection with any Action or threatened Action by a third party arising out of or due to any failure to perform, or violation of, any provision of this Agreement that is to be performed or complied with by Brillian or its Subsidiaries.

                  4.3.     PROCEDURE FOR INDEMNIFICATION.

                           (a)      GENERAL. The procedures that apply to any
claim for indemnification made by TFS or Brillian pursuant to the indemnities provided in Section 4.1 and Section 4.2 shall be as set forth in Section 7 of the Separation Agreement.

                                   SECTION 5
                               DISPUTE RESOLUTION

                  5.1. GENERAL. Resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, or otherwise (collectively, "Disputes"), shall be exclusively governed by and settled in accordance with the provisions of this Section 5.

                  5.2. NEGOTIATION. The parties shall make a good faith attempt to resolve any Dispute through negotiation. Within thirty (30) days after notice of a Dispute is given by either party to the other party, each party shall select a negotiating team comprised of vice president-level or above employees of such party and shall meet within thirty (30) days after the end of the first thirty (30) day period to attempt to resolve the matter. During the course of negotiations under this Section 5.2, all reasonable requests made by one party to the other for Information, including requests for copies of relevant documents, will be honored. The specific format for such negotiations will be left to the discretion of the designated negotiating teams but may include the preparation of agreed-upon statements of fact or written statements of position furnished to the other party.

                  5.3. NON-BINDING MEDIATION. In the event that any Dispute is not settled by the parties within fifteen (15) days after the first meeting of the negotiating teams under Section 5.2, the parties will attempt in good faith to resolve such Dispute by non-binding mediation in accordance with the American Arbitration Association Commercial Mediation Rules. The mediation shall be held within thirty (30) days of the end of such fifteen (15) day negotiation period of the negotiating teams. Except as provided below in Section 5.4, no litigation for the resolution of such dispute may be commenced until the parties attempt in good faith to settle the dispute by such mediation in accordance with such rules and

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either party has concluded in good faith that amicable resolution through continued mediation of the matter does not appear likely. The costs of mediation shall be shared equally by the parties to the mediation. Any settlement reached by mediation shall be recorded in writing, signed by the parties, and shall be binding on them.

                  5.4. PROCEEDINGS. Nothing herein shall prohibit either party from initiating litigation or other judicial or administrative proceedings if such party would be substantially harmed by a failure to act during the time that such good faith efforts are being made to resolve the Dispute through negotiation or mediation. In the event that litigation is commenced under this
Section 5.4, the parties agree to continue to attempt to resolve any Dispute according to the terms of Section 5.2 and Section 5.3 during the course of such litigation proceedings under this Section 5.4.

                  5.5. PAY AND DISPUTE. Except as provided herein or in any Ancillary Agreement, in the event of any dispute regarding payment of a third-party invoice (subject to standard verification of receipt of products or services), the party named in a third party's invoice must make timely payment to such third party, even if the party named in the invoice desires to pursue the dispute resolution procedures outlined in this Section 5. If the party that paid the invoice is found pursuant to this Section 5 to not be responsible for such payment, such paying party shall be entitled to reimbursement, with interest accrued at a compound annual rate of the Prime Rate plus 2%, from the party found responsible for such payment.

                                   SECTION 6
                                 MISCELLANEOUS

                  6.1. TERM. This Agreement is intended to be a master agreement and shall be construed as a separate agreement for each and every service provided under this Agreement. Any termination of this Agreement with respect to any service shall not terminate this Agreement with respect to any other service then being provided under this Agreement. The parties anticipate that the Transition Services will not be needed for more than one year(s) subsequent to the Separation. Accordingly, the initial term of this Agreement shall be from the Separation Date until one year(s) following the Separation Date, and may thereafter be renewed and extended for monthly periods as may be mutually agreed to by the parties hereto in a written supplement to this Agreement; provided, however, this Agreement or any one or more of the Transition Services may be terminated (a) upon mutual agreement of Brillian and TFS, (b) at Brillian's option upon 45 days' advance written notice to TFS, or
(c) at TFS's option upon Brillian's failure to pay amounts due hereunder within 30 days after written notice thereof, provided that TFS is not in breach of this Agreement.

                  6.2. EFFECT OF TERMINATION. Following any termination of this Agreement with respect to any or all of the Transition Services to be provided hereunder, TFS and Brillian shall cooperate in good faith to transfer and/or retain all records and take all other action necessary or reasonably requested by the other to enable Brillian and its successors and assigns to make alternative service arrangements substantially consistent with those contemplated by this Agreement. The rights and obligations of the parties under
Section 4 shall survive any termination of this Agreement.

                  6.3. LIMITATION OF LIABILITY. IN NO EVENT SHALL TFS OR BRILLIAN BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL, OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

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                  6.4.     STANDARD OF CONDUCT. TFS shall use its commercially
reasonable efforts to perform the Transition Services consistent with the manner in which such Transition Services have heretofore been provided by TFS with respect to the Microdisplay Business.

                  6.5. FORCE MAJEURE. Each party will be excused for any failure or delay in performing any of its obligations under this Agreement, other than the obligations to make payments pursuant to Section 2 hereof for services rendered, if such failure or delay is caused by any act of God or the public enemy, any accident, explosion, fire, storm, earthquake, flood, or any other circumstance or event beyond the reasonable control of such party.

                  6.6. ENTIRE AGREEMENT. This Agreement and the Schedules attached hereto constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior negotiations, understandings, agreements, and arrangements, both oral and written, among the parties hereto with respect to such subject matter.

                  6.7. AMENDMENT. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to this Agreement.

                  6.8. NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries, successors, and permitted assigns and shall not confer upon any other Person any rights or remedies hereunder.

                  6.9. GOVERNING LAW. This Agreement shall be governed, construed, and enforced in accordance with the laws of the state of Delaware as to all matters regardless of the laws that might otherwise govern under the principles of conflicts of laws applicable thereto.

                  6.10. NOTICES. Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (a) when received, (b) when delivered personally, (c) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (d) one business day after being deposited with an overnight courier service, or (e) four days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the attention of the party's Chief Executive Officer at the address of its principal executive office or such other address as a party may request by notifying the other in writing.

                  6.11. COUNTERPARTS. This Agreement, including the Schedules attached hereto and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                  6.12. BINDING EFFECT AND ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may not be assigned by any party hereto. This Agreement may be enforced separately by TFS and Brillian.

                  6.13. SEVERABILITY. If any term or other provision of this Agreement or the Schedules attached hereto is determined by a nonappealable decision by a court, administrative agency, or arbitrator to be invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid,

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illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

                  6.14. FAILURE OR INDULGENCE AND REMEDIES. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  6.15. AUTHORITY. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver, and perform this Agreement, (b) the execution, delivery, and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid, and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally and general equity principles.

                  6.16. INTERPRETATION. The headings contained in this Agreement, in any Schedule hereto, and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated.

                  6.17. NO JOINT VENTURE OR PARTNERSHIP. Notwithstanding anything to the contrary, this Agreement shall not be deemed to create a joint venture or partnership among the parties hereto.

                  6.18. DEFINITIONS. Unless otherwise defined in this Agreement, capitalized terms shall have the meanings ascribed thereto in the Separation Agreement. As used in this Agreement, the following terms shall have the following meanings:

                           (a)      "AGREEMENT" shall mean this Transition
Services Agreement.

                           (b)      "BRILLIAN" shall have the meaning set forth
in the preamble of this Agreement.

                           (c)      "DOCUMENT CONTROL SERVICES" shall mean all
service relating to the management, storage, and retrieval of Brillian documentation, as further specified in Schedule 1.

                           (d)      "LEGAL MATTERS ADMINISTRATION SERVICES"
shall mean services provided by the General Counsel of TFS, as further specified in Schedule 2.

                           (e)      "SEPARATION AGREEMENT" shall have the
meaning set forth in the Recitals to this Agreement.

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                           (f)      "TFS" shall have the meaning set forth in
the Recitals to this Agreement.

                           (g)      "TRANSITION SERVICES" shall mean the
aggregate of all Document Control Services, Legal Matters Administration Services, and other services provided hereunder.

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                  IN WITNESS WHEREOF, the parties have executed and delivered this Transition Services Agreement as of the date first written above.

                           THREE-FIVE SYSTEMS, INC.

                           By:    /s/ Jeffrey D. Buchanan
                               -------------------------------------------------
                           Name:  Jeffrey D. Buchanan
                           Title: Executive Vice President and Chief
                                  Financial Officer

                           BRILLIAN CORPORATION

                           By:    /s/ Wayne A. Pratt
                               -------------------------------------------------
                           Name:  Wayne A. Pratt
                           Title: Vice President and Chief Financial Officer

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